SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   July 1, 2002

                          Trenwick America Corporation
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                       0-31967                 06-1087672
  State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)                File Number)         Identification No.)

           One Canterbury Green
           Stamford, Connecticut                           06901
 (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code (203) 353-5500

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          (Former Name or Former Address, if Changed Since Last Report)

Item 5. - Other Events

      Trenwick Group Ltd. ("Trenwick"), the ultimate parent company of Trenwick America Corporation, commenced on July 1, 2002 an arbitration proceeding against European Reinsurance Company of Zurich, a subsidiary of Swiss Reinsurance Company ("European Re"). Trenwick is seeking $55,000,000 (U.S.) in damages and other relief for European Re's failure to meet its obligations under a Catastrophe Equity Securities Issuance Option Agreement (the "CatEPut Agreement"). The CatEPut Agreement entitles Trenwick to put to European Re 550,000 convertible perpetual preferred shares at a purchase price of $100 per share upon the occurrence of one or more qualifying catastrophic events. The September 11th terrorist attacks constituted a qualifying catastrophic event.

      On July 1, 2002, Trenwick issued a press release announcing the commencement of the arbitration. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(c)   Exhibits

99.1  Press release of Trenwick Group Ltd. issued July 1, 2002.

                                    SIGNATURE

      Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TRENWICK AMERICA CORPORATION


                                         By:   /s/ Stephen H. Binet
                                            ---------------------------------
                                            Stephen H. Binet
                                            President and
                                            Chief Executive Officer

Dated: July 3, 2002


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                                  EXHIBIT INDEX

Exhibit                    Description of Exhibit
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99.1     Press release of Trenwick Group Ltd. issued July 1, 2002.